UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2018

GS Acquisition Holdings Corp

(Exact name of registrant as specified in its charter)

Delaware	001-38518	81-2376902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On June 12, 2018, GS Acquisition Holdings Corp (the “Company”) consummated its initial public offering (the “IPO”) of 69,000,000 units (the “Units”), including the issuance of 9,000,000 Units as a result of the underwriters’ exercise of their option to purchase additional Units in full. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $690,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale of 10,533,333 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, GS DC Sponsor I LLC (the “Sponsor”), generating gross proceeds to the Company of $15,800,000. The Private Placement Warrants are substantially identical to the warrants sold as part of the Units in the IPO, except that the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination. The Private Placement Warrants are also not redeemable by the Company so long as they are held by the Sponsor or its permitted transferees, and they may be exercised by the Sponsor and its permitted transferees on a cashless basis.

A total of $690,000,000, comprised of the proceeds from the IPO and the sale of the Private Placement Warrants, including $24,150,000 of the underwriters’ deferred discount, were placed in a U.S.-based trust at Wilmington Trust, N.A., maintained by Wilmington Trust, N.A., acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (i) the completion of the Company’s initial business combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial business combination within 24 months from the closing of the IPO; and (iii) the redemption of all of the Company’s public shares if it is unable to complete its initial business combination within 24 months from the closing of the IPO, subject to applicable law.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Company registration statement (File No. 333- 225035):

•	Amended and Restated Certificate of Incorporation of the Company.

•	An Underwriting Agreement, dated June 7, 2018, between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters.

•	A Warrant Agreement, dated June 7, 2018, among the Company, Computershare Trust Company, N.A., and Computershare Inc.

•	A Letter Agreement, dated June 7, 2018, among the Company, the Sponsor, the Company’s officers and directors and the other parties thereto.

•	An Investment Management Trust Agreement, dated June 7, 2018, between the Company and Wilmington Trust, N.A., as trustee.

•	A Registration Rights Agreement, dated June 7, 2018, among the Company, the Sponsor and certain other security holders named therein.

•	An Administrative Services Agreement, dated June 7, 2018, between the Company and Goldman Sachs Asset Management, L.P.

•	A Warrant Subscription Agreement, dated June 7, 2018, between the Company and the Sponsor.

•	An Indemnity Agreement, dated June 7, 2018, between the Company and David M. Cote.

•	An Indemnity Agreement, dated June 7, 2018, between the Company and Raanan A. Agus.

•	An Indemnity Agreement, dated June 7, 2018, between the Company and James Albaugh.

•	An Indemnity Agreement, dated June 7, 2018, between the Company and Roger Fradin.

•	An Indemnity Agreement, dated June 7, 2018, between the Company and Steven S. Reinemund.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated June 7, 2018, between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters.

3.1	Amended and Restated Certificate of Incorporation of the Company.

4.4	Warrant Agreement, dated June 7, 2018, among the Company, Computershare Trust Company, N.A., and Computershare Inc.

10.1	Letter Agreement, dated June 7, 2018, among the Company, the Sponsor, the Company’s officers and directors and the other parties thereto.

10.2	Investment Management Trust Agreement, dated June 7, 2018, between the Company and Wilmington Trust, N.A., as trustee.

10.3	Registration Rights Agreement, dated June 7, 2018, among the Company, the Sponsor and certain other security holders named therein.

10.4	Administrative Services Agreement, dated June 7, 2018, between the Company and Goldman Sachs Asset Management, L.P.

10.5	Warrant Subscription Agreement, dated June 7, 2018, between the Company and the Sponsor.

10.6	Indemnity Agreement, dated June 7, 2018, between the Company and David M. Cote.

10.7	Indemnity Agreement, dated June 7, 2018, between the Company and Raanan A. Agus.

10.8	Indemnity Agreement, dated June 7, 2018, between the Company and James Albaugh.

10.9	Indemnity Agreement, dated June 7, 2018, between the Company and Roger Fradin.

10.10	Indemnity Agreement, dated June 7, 2018, between the Company and Steven S. Reinemund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS Acquisition Holdings Corp

Date: June 13, 2018	By:	/s/ David M. Cote
Name: David M. Cote
Title: Chief Executive Officer, President and Secretary